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                                     EXHIBIT 11.1

                                    TRACK 'N TRAIL
                    STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                                     (UNAUDITED)


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                                                                September 27, September 27,
                                                                    1997          1997
                                                                 (13 Weeks)    (39 Weeks)
                                                                ----------     ----------
HISTORICAL EARNINGS PER SHARE

Weighted average common shares outstanding                       4,107,608      4,107,608

Shares, warrants and options treated as common share
 equivalents pursuant to SEC Staff Accounting Bulletin
 Topic 4d.                                                         653,153        658,082
                                                                ----------     ----------

Total common and common equivalent share                         4,760,761      4,765,690
                                                                ----------     ----------
                                                                ----------     ----------

Net income                                                      $1,683,434     $1,447,536
                                                                ----------     ----------
                                                                ----------     ----------

Earnings per common and common equivalent share                 $      .35     $      .30
                                                                ----------     ----------
                                                                ----------     ----------

PRO FORMA EARNINGS PER SHARE

Weighted average common shares outstanding                       4,107,608      4,107,608

Shares, warrants and options treated as common share
 equivalents pursuant to SEC Staff Accounting Bulletin
 Topic 4d.                                                         653,153        658,082

Shares, warrants and options treated as common share
 equivalents pursuant to SEC Accounting Bulletin
 Topic 1b3.                                                        544,981        544,981
                                                                ----------     ----------

Pro forma weighted average number of shares of common stock
 and common stock equivalents                                    5,305,742      5,310,671
                                                                ----------     ----------
                                                                ----------     ----------

Pro forma net income                                            $1,084,513     $  719,473
                                                                ----------     ----------
                                                                ----------     ----------

Pro forma earnings per common and common equivalent share       $      .20     $      .14
                                                                ----------     ----------
                                                                ----------     ----------
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